As Filed with the Securities and Exchange Commission on September 24, 2019
Registration No. 333-___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-8
Registration Statement Under The Securities Act of 1933
KIMBERLY-CLARK CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	39-0394230
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification Number)

P.O. Box 619100	75261-9100
Dallas, Texas	(Zip Code)
(Address of Principal Executive Offices)

Kimberly-Clark Shareplus
Trust Deed and Rules of Kimberly-Clark Shareplus UK
Trust Deed of the Kimberly-Clark Employee Share Trust (Jersey)
Trust Deed of the Kimberly-Clark Employee Share Trust (UK)
(Full Title of the Plans)
Grant B. McGee
Vice President, Deputy General Counsel and Corporate Secretary
P.O. Box 619100
Dallas, Texas 75261-9100
(972) 281-1200
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $1.25 par value	500,000 shares(1)	$130.37(2)	$65,185,000(2)	$7,900.42

(1)
This Registration Statement also covers an indeterminate number of additional shares of the Registrant’s common stock as may be required as a result of a stock split, stock dividend, or similar transaction in accordance with the anti-dilution provisions of the Plans.

(2)
Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, pursuant to Rule 457(c) thereunder, based on $130.37, the average of the high and low prices of the Common Stock on September 17, 2019, as reported on the New York Stock Exchange.

__________________________________________________________________________________________

EXPLANATORY NOTE

By this Registration Statement, Kimberly-Clark Corporation (the “Corporation” or the “Registrant”) is registering an additional 500,000 shares of its common stock, $1.25 par value, issuable under the employee benefit plans known as Kimberly-Clark Shareplus, Kimberly-Clark Shareplus UK, Kimberly-Clark Employee Share Trust (Jersey), and Kimberly-Clark Employee Share Trust (UK) (collectively the “Plans”).  The Corporation has previously filed a registration statement relating to an additional 500,000 shares of its common stock issuable under the Plans (SEC File No. 333-161986, filed on September 18, 2009). The contents of the prior registration statement are incorporated by reference into this registration statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

See the Exhibit Index, which is incorporated herein by reference. The Registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

The Registrant

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on September 24, 2019.

KIMBERLY-CLARK CORPORATION

By: _/s/ Michael D. Hsu__
Michael D. Hsu
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Michael D. Hsu	Chief Executive Officer and Director
Michael D. Hsu	(principal executive officer)	September 24, 2019

/s/ Maria Henry	Senior Vice President and Chief Financial Officer
Maria Henry	(principal financial officer)	September 24, 2019

/s/ Andrew S. Drexler	Vice President and Controller
Andrew S. Drexler	(principal accounting officer)	September 24, 2019

Directors

Abelardo E. Bru	Sherilyn S. McCoy
Robert W. Decherd	Christa S. Quarles
Thomas J. Falk	Ian C. Read
Fabian T. Garcia	Marc J. Shapiro
Mae C. Jemison, M.D.	Dunia A. Shive
Nancy J. Karch	Mark T. Smucker
S. Todd Maclin	Michael D. White

By:	/s/ Grant B. McGee	September 24, 2019
Grant B. McGee, Attorney-in-Fact

EXHIBIT INDEX

The following is a list of Exhibits included as part of this Registration Statement. Items marked with an asterisk are filed herewith.

4.1	Amended and Restated Certificate of Incorporation, dated April 30, 2009, incorporated by reference to Exhibit No. (3)a of the Corporation’s Current Report on Form 8-K dated May 1, 2009.
4.2	By-Laws, as amended May 2, 2019, incorporated by reference to Exhibit No. (3)b of the Corporation’s Current Report on Form 8-K dated May 2, 2019.
4.3.1*	Kimberly-Clark Shareplus.
4.3.2*	Trust Deed and Rules of Kimberly-Clark Shareplus UK.
4.3.3*	Trust Deed of the Kimberly-Clark Employee Share Trust (Jersey).
4.3.4*	Trust Deed of the Kimberly-Clark Employee Share Trust (UK).
23.1*	Consent of Deloitte & Touche LLP.
24*	Powers of Attorney.